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                                                                    Exhibit 99.1

                            HELPMATE ROBOTICS INC.

                             22 Shelter Rock Lane
                            Danbury, CT 06810-8159

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                March 22, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, HelpMate Robotics Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                   Very truly yours,

                                   HELPMATE ROBOTICS INC.

                                   /s/ Joseph F. Engelberger

                                   Joseph F. Engelberger
                                   President and Chief Financial Officer